UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2007

ALLIANCE HOLDINGS GP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No.: 0-51952	03-573898
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-1415

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 25, 2007 Alliance Resource Operating Partners, L.P. (the “Intermediate Partnership”), a wholly-owned subsidiary of Alliance Resource Partners, L.P. (“ARLP”), entered into an amended and restated credit facility (“Amended Credit Facility”). Alliance Holdings GP, L.P. owns a 42.1% limited partner interest in ARLP and 100% of ARLP’s managing general partner, which owns a 0.99% general partner interest in ARLP and ARLP’s incentive distribution rights. The Amended Credit Facility is for $150.0 million and has an expiration date of September 25, 2012. This Amended Credit Facility replaces a $100 million credit facility (“Credit Facility”) that would have expired in April 2011. The interest rate on the Amended Credit Facility fluctuates based on the LIBOR rate and the financial performance of the Intermediate Partnership. Initially, the interest rate will be the LIBOR rate plus 0.75%. The Amended Credit Facility contains events of default provisions that could cause the acceleration of the term if an event of default occurs. Examples of an event of default by the Intermediate Partnership include but are not limited to the following: failing to pay any principal or interest payments within five business days of due date, failure to perform or meet covenant requirements and a change of control. Additionally, the Intermediate Partnership may request that the aggregate amount of the Amended Credit Facility be increased up to $250 million, subject to lender approval.

The Intermediate Partnership had $27.0 million outstanding under the Credit Facility at closing which were transferred to the Amended Credit Facility. Letters of credit can be issued under the Amended Credit Facility not to exceed $100 million; outstanding letters of credit reduce amounts available under the Amended Credit Facility. At closing, the Intermediate Partnership had letters of credit of $24.7 million outstanding under the Credit Facility that were transferred to the Amended Credit Facility. A copy of the Amended Credit Facility is attached as an exhibit hereto.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

See the disclosure under Item 1.01 above regarding the Amended Credit Facility, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Second Amended and Restated Credit Agreement, dated as of September 25, 2007, among Alliance Resource Operating Partners, L.P. as Borrower and the Initial Lenders, Initial Issuing Banks and Swing Line Bank and JPMorgan Chase Bank, N.A. as Paying Agent and Citicorp USA, Inc. and JP Morgan Chase Bank, N.A. as Co-Administrative Agents and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Bookrunners

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Holdings GP, L.P.

By:	Alliance GP, LLC, its general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: September 25, 2007

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